Exhibit (a)(1)

                            CERTIFICATE OF FORMATION

                                       OF

                           PW EUCALYPTUS FUND, L.L.C.

                      Under Section 18-201 of the Delaware
                         Limited Liability Company Act

     The undersigned, being an authorized person under Section 18-201 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

     FIRST:    The name of the limited liability company is PW Eucalyptus Fund,
L.L.C. (the "Company").

     SECOND:   The address of the Company's registered office in the State of
Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle (Zip Code 19805). The name of its registered agent at such address is Corporation Service Company.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 25th day of August, 1999.


                              MANAGER:


                              PW EUCALYPTUS MANAGEMENT, L.L.C.


                              MANAGING MEMBER:


                              PW FUND ADVISOR, L.L.C.


                              By: /s/ MARK F. VASSALLO
                                  ---------------------
                                  Name:  Mark F. Vassallo
                                  Title: Managing Director